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Terra Industries Inc.                                            Mark A. Kalafut
600 Fourth Street                                Vice President, General Counsel
P.O. Box 6000                                            and Corporate Secretary
Sioux City, Iowa 51102, 6000
Phone:  (712) 277-7211
FAX:  (712) 233-5586



                                                                  Exhibit 5.i(c)

                                February 1, 2002

Terra Capital, Inc.
and each of the Guarantors
of the Exchange Notes
Terra Centre
600 Fourth Street, P.O. Box 6000
Sioux City, Iowa 51102

Ladies and Gentlemen:

     I am issuing this letter in my capacity as general counsel for Terra Capital, Inc., a Delaware corporation (the "Issuer"), Terra Real Estate Corp., an Iowa corporation (the "Company"), and each of the other guarantors listed on Schedule A hereto (the Company and such other guarantors are hereinafter referred to as the "Guarantors"), in connection with the proposed registration by the Issuer of $200,000,000 in aggregate principal amount of the Issuer's 12 7/8% Senior Secured Notes due 2008, Series B (the "Exchange Notes"), pursuant to a Registration Statement on Form S-4 (Registration No. 333-73198) originally filed with the Securities and Exchange Commission (the "Commission") on November 13, 2001, under the Securities Act of 1933 as amended (the "Act") (such Registration Statement, as amended or supplemented, is hereinafter referred to as the "Registration Statement"). The obligations of the Issuer under the Exchange Notes will be guaranteed by the Guarantors (the "Guarantees"). The Exchange Notes and the Guarantees are to be issued pursuant to the Indenture (as amended and supplemented from time to time, the "Indenture"), dated as of October 10, 2001, between the Issuer, the Guarantors and US Bank Trust National Association, as trustee. The Exchange Notes and the Guarantees are to be issued in exchange for and in replacement of the Issuer's outstanding 12 7/8% Senior Secured Notes due 2008 (the "Old Notes"), of which $200,000,000 in aggregate principal amount is outstanding.

     In this connection, I have examined originals, or copies certified or otherwise identified to my satisfaction of such documents, corporate and other records, certificates and other papers as I have deemed it necessary to examine for the purpose of this opinion.

     Subject to the assumptions, qualifications, exclusions and other limitations which are identified in this letter, I am of the opinion and advise you that the Company has duly authorized, executed and delivered the Indenture, and that the Company has duly authorized the Exchange Notes and the Guarantees.

     I am a member of the Bar of the State of Iowa and express no opinion as to the laws of any jurisdiction other than the State of Iowa.



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February 1, 2002
Page 2


     This letter speaks as of the time of its delivery on the date it bears. I do not assume any obligation to provide you with any subsequent opinion or advice by reason of any fact about which I did not have actual knowledge at that time, by reason of any change subsequent to that time in any law covered by any of my opinions, or for any other reason.

     I hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to me under the heading "Validity of the New Securities" in the Prospectus included in the Registration Statement. In giving this consent, I do not admit that I am within the category of persons whose consent is required by Section 7 of the Act or the rules and regulations of the Commission thereunder.

                                   Sincerely,

                                   /s/ Mark A. Kalafut





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                                   SCHEDULE A
                                   ----------

Beaumont Ammonia Inc.

Beaumont Holdings Corporation

BMC Holdings Inc.

Port Neal Corporation

Terra (UK) Holdings Inc.

Terra Capital Holdings, Inc.

Terra Industries Inc.

Terra International (Oklahoma) Inc.

Terra International Inc.

Terra Methanol Corporation

Terra Nitrogen Corporation

                                       3